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                                                                Exhibit No. 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned director and/or officer of Equitable Resources, Inc. (the "Company") hereby constitutes and appoints Murry S. Gerber, David Porges and Johanna G. O'Loughlin, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each, for the undersigned in his or her name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of the Company), granting unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the common stock and participation interests to be offered and sold in accordance with the Equitable Resources, Inc. Directors' Deferred Compensation Plan and the Equitable Resources, Inc. Deferred Compensation Plan, as fully to all intents and purposes as the undersigned might or could do in person, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in the capacity of director and/or officer of the Company to any registration statement to be filed with the Securities and Exchange Commission in respect of said Plan, to any and all amendments and supplements to any such registration statements, including post-effective amendments thereto, and to any instruments or documents filed as part of or in connection with any such registration statements or amendments or supplements thereto, and to file such documents with the Securities and Exchange Commission; and to do any and all acts and things and to execute any and all instruments that said attorneys and agents and each of them may deem necessary or desirable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission thereunder, including specifically, but without limiting the generality of foregoing, power and authority to sign the name of the undersigned director and/or officer in such capacity, to any application, report, instrument, certificate, form or other document, and any and all supplements and amendments thereto, to be filed on behalf of said Company with the Securities and Exchange Commission; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has subscribed these presents on the date set forth opposite his or her name below.

SIGNATURE                           TITLE


/s/ Murry S. Gerber                 President, Chief Executive Officer
------------------------            and Director
Murry S. Gerber


/s/ David L. Porges                 Executive Vice President and
------------------------            Chief Financial Officer
David L. Porges


/s/ John Bergonzi                   Corporate Controller and Assistant Treasurer
------------------------            (Chief Accounting Officer)
John Bergonzi


/s/ Paul Christiano                 Director
------------------------
Paul Christiano


/s/ Phyllis A. Domm                 Director
------------------------
Phyllis A. Domm


/s/ Lawrence Keyes, Jr.             Director
------------------------
Lawrence Keyes, Jr.


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/s/ Thomas McConomy                 Director
------------------------
Thomas McConomy


/s/ Donald I. Moritz                Director
------------------------
Donald I. Moritz


/s/ Guy W. Nichols                  Director
------------------------
Guy W. Nichols


/s/ Malcolm M. Prine                Director
------------------------
Malcolm M. Prine


/s/ James E. Rohr                   Director
------------------------
James E. Rohr


/s/ David S. Shapira                Director
------------------------
David S. Shapira


/s/ Michael Talbert                 Director
------------------------
Michael Talbert


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